Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Dwayne Hallman, Executive Vice

  President & Chief Financial Officer

217-788-5708

HORACE MANN REPORTS 21% INCREASE IN OPERATING EPS,

CONTINUED NEW BUSINESS SALES MOMENTUM FOR FIRST QUARTER

SPRINGFIELD, Ill., April 25, 2012 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the first three months of 2012:

Horace Mann Financial Highlights
	Three months ended March 31,
($ in millions, except per share amounts)	2012	2011 (A)	Change
Total revenues	$244.7	$244.6	-
Net income	26.7	25.8	3.5%
Net income per diluted share	0.64	0.62	3.2%
Operating income*	26.4	22.1	19.5%
Operating income per diluted share*	0.64	0.53	20.8%
Book value per share	27.37	21.80	25.6%
Book value per share excluding the fair value adjustment for investments*	20.31	19.10	6.3%
Property and Casualty segment net income	13.2	12.4	6.5%
Property and Casualty combined ratio	95.0%	95.0%	-
Property and Casualty underlying combined ratio*	93.6%	91.2%	2.4	pts
Annuity segment net income	$11.6	$ 8.4	38.1%
Life segment net income	5.2	4.2	23.8%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

(A) Effective January 1, 2012, the company adopted new accounting guidance for deferred policy acquisition costs with the effects applied retrospectively. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.

“Operating income was 64 cents per share for the first quarter, an 11 cent -- or 21% -- increase compared to prior year, reflecting improved earnings across all of our operating segments. With solid earnings over the last 12 months and a higher level of unrealized investment gains, book value per share of $27.37 as of March 31, 2012 increased 26% compared to a year ago,” said Peter H. Heckman, President and Chief Executive Officer. “In addition, we are pleased with the sales momentum that carried over into the first quarter of 2012 and resulted in strong new business growth in each of our product lines -- auto, property, annuity and life.”

Property and Casualty Segment

The property and casualty segment recorded net income of $13.2 million for the quarter, a 6% increase compared to the same period in 2011. The total property and casualty combined ratio of 95.0% was equal to the first quarter of 2011. Pretax catastrophe costs in the current quarter of $5.9 million

1

decreased $2.1 million compared to a year ago. Favorable prior years’ reserve development totaling $4.0 million was recorded in the first quarter, compared to $2.7 million recorded in the first quarter of 2011. The underlying property and casualty combined ratio of 93.6% increased 2.4 percentage points compared to the prior year quarter, as favorable current accident year property results excluding catastrophes were more than offset by an increase in the underlying auto combined ratio. Florida sinkhole losses incurred in the current quarter were zero compared to $4.7 million, excluding claim settlement expenses, recorded in the first quarter of 2011.

Total property and casualty premiums written decreased 1% compared to the first quarter of 2011, with increases in average property and auto premiums per policy offset by a reduced level of policies in force.

For the current quarter, true new auto sales units -- units associated with new Horace Mann auto policyholders -- increased 42% compared to the prior year, reflecting the continued positive impact of state-specific pricing, underwriting and marketing initiatives implemented during the last several months of 2011. Total new auto units, tempered by a modest increase in additional vehicles added to existing policies, increased 21% compared to a year ago. In addition, property new sales units increased 13% compared to the first quarter of 2011.

Annuity Segment

Annuity segment net income of $11.6 million for the three months ended March 31, 2012, increased $3.2 million compared to the same period in 2011. The interest margin earned on fixed annuity assets increased 17% compared to the first quarter of 2011, with net interest spreads reaching 2.11% for the current period, improving 9 basis points compared to the first quarter of 2011. Largely driven by improved financial markets performance, the evaluation of deferred policy acquisition costs in the quarter had a $2.6 million pretax positive impact on annuity segment earnings compared to a positive $0.9 million positive impact in the prior year. Charges and fees earned in the quarter, primarily on variable annuity contracts, increased 6% compared to prior year. Total accumulated account values increased 7% compared to March 31, 2011. Total cash value persistency of 94.5% improved approximately 1 percentage point compared to a year earlier.

Annuity deposits received decreased slightly compared to the first quarter of 2011, reflecting a 2% increase in single deposit and rollover receipts, offset by scheduled, flexible premium annuity deposit receipts that decreased 3% compared to a year ago.

Total annuity sales increased 9% compared to last year’s first quarter, building on the positive, record-level new business results produced in 2011.

Life Segment

Life segment net income of $5.2 million for the first quarter increased $1.0 million compared to the same period in 2011, primarily due to lower mortality costs in the current period. Life persistency remained strong at 95%.

Life segment insurance premiums and contract deposits increased 1% compared to the first quarter of the prior year.

Total new life sales in the quarter increased by double-digits compared to the prior year, including growth of 24% in sales of Horace Mann-manufactured products -- consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

2

Investment Results

Total net investment income increased 7% in the first quarter of 2012 compared to the prior year. Pretax net realized investment gains were $0.4 million in the current period and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $462.1 million at March 31, 2012 increased compared to the $441.1 million net unrealized gain at December 31, 2011. Net unrealized gains were $180.0 million at March 31, 2011.

Capital Management

During the first three months of 2012, the company repurchased 200,120 shares of its common stock at an aggregate cost of $3.3 million, or an average price per share of $16.65, under its $50 million share repurchase program. As of March 31, 2012, the program had a remaining authorization of $44.6 million. There were 39,773,363 shares outstanding on March 31, 2012.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s first quarter performance with investors and analysts on April 26, 2012 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann -- the largest national multiline insurance company focusing on educators’ financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2012	2011 (A)	% Change
EARNINGS SUMMARY

Net income	$26.7	$25.8	3.5%
Net realized investment gains, after tax	0.3	3.7	-91.9%
Operating income (B)	26.4	22.1	19.5%

Per diluted share:
Net income	$0.64	$0.62	3.2%
Net realized investment gains, after tax	$-	$0.09	-100.0%
Operating income (B)	$0.64	$0.53	20.8%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.5	41.7	-0.5%

Return on equity (C)	7.3%	9.9%	N.M.

OPERATIONS

Insurance premiums written and contract deposits	$242.8	$244.1	-0.5%

Property & Casualty combined ratio	95.0%	95.0%	N.M.
Property & Casualty combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (B)	93.6%	91.2%	N.M.

FINANCIAL POSITION

Per share (D):
Book value	$27.37	$21.80	25.6%
Effect of the fair value adjustment for investments (E)	$7.06	$2.70	161.5%
Book value excluding the fair value adjustment for investments (B)	$20.31	$19.10	6.3%

Dividends paid	$0.13	$0.11	18.2%

Total assets	$7,697.7	$7,123.1	8.1%
Short-term debt	38.0	38.0	-
Long-term debt	199.8	199.7	0.1%
Total shareholders’ equity	1,088.8	867.1	25.6%

ADDITIONAL INFORMATION

Exclusive agencies (F)	555	485	14.4%
Employee agents (G)	172	262	-34.4%
Total	727	747	-2.7%

N.M. - Not meaningful.

(A)	Adjusted to reflect the January 1, 2012 adoption and retrospective application by the company of new accounting guidance for deferred policy acquisition costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.
(B)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(D)	Ending shares outstanding were 39,773,363 at March 31, 2012 and 39,784,429 at March 31, 2011.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2012	2011 (A)	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$165.5	$166.7	-0.7%
Net investment income	75.7	70.5	7.4%
Net realized investment gains	0.4	5.8	-93.1%
Other income	3.1	1.6	93.8%

Total revenues	244.7	244.6	0.0%

Benefits, claims and settlement expenses	107.9	110.6	-2.4%
Interest credited	40.0	37.4	7.0%
Policy acquisition expenses amortized	17.8	19.2	-7.3%
Operating expenses	37.9	37.1	2.2%
Interest expense	3.6	3.5	2.9%

Total benefits, losses and expenses	207.2	207.8	-0.3%

Income before income taxes	37.5	36.8	1.9%
Income tax expense	10.8	11.0	-1.8%

Net income	$26.7	$25.8	3.5%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$127.2	$128.4	-0.9%
Involuntary and other property & casualty	0.5	0.4	25.0%

Total Property & Casualty	127.7	128.8	-0.9%

Annuity deposits	92.0	92.5	-0.5%

Life	23.1	22.8	1.3%

Total	$242.8	$244.1	-0.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$13.2	$12.4	6.5%

Annuity	11.6	8.4	38.1%

Life	5.2	4.2	23.8%

Corporate and other (B)	(3.3)	0.8	N.M.

Net income	26.7	25.8	3.5%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2012	2011 (A)	% Change
PROPERTY & CASUALTY

Premiums written	$127.7	$128.8	-0.9%
Premiums earned	135.0	137.4	-1.7%
Net investment income	8.9	9.2	-3.3%
Other income	1.6	0.2	N.M.
Losses and loss adjustment expenses (LAE)	93.2	95.3	-2.2%
Operating expenses (includes policy acquisition expenses amortized)	35.1	35.3	-0.6%
Income before tax	17.2	16.2	6.2%
Net income	13.2	12.4	6.5%

Net investment income, after tax	7.5	7.8	-3.8%

Catastrophe costs, after tax (B)	3.8	5.2	-26.9%
Catastrophe losses and LAE, before tax	5.9	8.0	-26.3%
Reinsurance reinstatement premiums, before tax	-	-	-

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$3.3	$2.7	22.2%
Total property	0.7	-	N.M.
Other property and casualty	-	-	-

Total	4.0	2.7	48.1%

Operating statistics:
Loss and loss adjustment expense ratio	69.0%	69.3%	N.M.
Expense ratio	26.0%	25.7%	N.M.
Combined ratio	95.0%	95.0%	N.M.

Effect on the combined ratio of:
Catastrophe costs (B)	4.4%	5.8%	N.M.
Prior years’ reserve development	-3.0%	-2.0%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	93.6%	91.2%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).

See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2012	2011 (A)	% Change
PROPERTY & CASUALTY - continued

Additional Operating Information

Automobile and property detail:
Premiums written (voluntary) (B)	$127.2	$128.4	-0.9%
Automobile	89.4	92.0	-2.8%
Property	37.8	36.4	3.8%

Premiums earned (voluntary) (B)	134.6	137.3	-2.0%
Automobile	88.7	92.0	-3.6%
Property	45.9	45.3	1.3%

Policies in force (voluntary) (in thousands)	723	748	-3.3%
Automobile	485	500	-3.0%
Property	238	248	-4.0%

Policy renewal rate (voluntary)
Automobile (6 months)	90.7%	90.1%	N.M.
Automobile (12 months)	83.2%	83.2%	N.M.
Property (12 months)	86.4%	85.9%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	71.8%	65.6%	N.M.
Expense ratio	27.0%	25.9%	N.M.
Combined ratio	98.8%	91.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	0.5%	0.2%	N.M.
Prior years’ reserve development	-3.7%	-2.9%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	102.0%	94.2%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	63.1%	76.5%	N.M.
Expense ratio	24.1%	25.4%	N.M.
Combined ratio	87.2%	101.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	11.9%	17.4%	N.M.
Prior years’ reserve development	-1.4%	0.0%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	76.7%	84.5%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified on page 3.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(D)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).

See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2012	2011 (A)	% Change
ANNUITY

Contract deposits	$92.0	$92.5	-0.5%
Variable	27.2	26.9	1.1%
Fixed	64.8	65.6	-1.2%
Contract charges earned	5.0	4.7	6.4%
Net investment income	49.5	44.2	12.0%
Net interest margin (without realized investment gains and losses)	19.9	17.0	17.1%
Other income	0.7	0.8	-12.5%
Mortality loss and other reserve changes	0.2	(0.2)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	8.5	9.7	-12.4%
Income before tax	17.3	12.6	37.3%
Net income	11.6	8.4	38.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$2.6	$0.9	188.9%
Guaranteed minimum death benefit reserve	0.2	-	N.M.

Annuity contracts in force (in thousands)	184	181	1.7%
Accumulated value on deposit / Assets under management	$4,517.6	$4,208.6	7.3%
Variable	1,409.1	1,419.5	-0.7%
Fixed	3,108.5	2,789.1	11.5%
Annuity accumulated value retention - 12 months
Variable accumulations	93.7%	92.3%	N.M.
Fixed accumulations	95.0%	94.4%	N.M.

LIFE

Premiums and contract deposits	$23.1	$22.8	1.3%
Premiums and contract charges earned	25.5	24.6	3.7%
Net investment income	17.5	17.3	1.2%
Income before tax	8.1	6.6	22.7%
Net income	5.2	4.2	23.8%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$(0.2)	-50.0%

Life policies in force (in thousands)	204	207	-1.4%
Life insurance in force	$14,260	$13,991	1.9%
Lapse ratio - 12 months
(Ordinary life insurance)	4.6%	4.8%	N.M.

CORPORATE AND OTHER (B)

Components of income (loss) before tax:
Net realized investment gains	$0.4	$5.8	-93.1%
Interest expense	(3.6)	(3.5)	2.9%
Other operating expenses, net investment income and other income	(1.9)	(0.9)	111.1%
Income (loss) before tax	(5.1)	1.4	N.M.
Net income (loss)	(3.3)	0.8	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,
	2012	2011	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2012, $4,274.4; 2011, $3,955.9)	$4,684.2	$4,127.5	13.5%
Equity securities, at fair value (cost 2012, $10.9; 2011, $6.5)	11.5	7.3	57.5%
Short-term investments	19.3	52.7	-63.4%
Short-term investments, securities lending collateral	-	-	-
Policy loans and other	155.4	122.9	26.4%

Total Annuity and Life investments	4,870.4	4,310.4	13.0%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2012, $767.1; 2011, $802.1)	815.9	806.7	1.1%
Equity securities, at fair value (cost 2012, $13.4; 2011, $14.3)	16.3	17.3	-5.8%
Short-term investments	34.7	6.4	N.M.
Short-term investments, securities lending collateral	-	-	-

Total Property & Casualty investments	866.9	830.4	4.4%

Corporate investments	20.2	29.7	-32.0%

Total investments	5,757.5	5,170.5	11.4%

Net investment income
Before tax	$75.7	$70.5	7.4%
After tax	51.0	47.6	7.1%

Net realized investment gains (losses) by investment portfolio included in the
Corporate and Other segment income (loss)
Property & Casualty	$2.7	$1.6	68.8%
Annuity	(2.9)	1.7	N.M.
Life	0.6	2.5	-76.0%
Corporate and Other	-	-	-

Total, before tax	0.4	5.8	-93.1%
Total, after tax	0.3	3.7	-91.9%
Per share, diluted	$-	$0.09	-100.0%

N.M. - Not meaningful.